CONTRACT DATA

Contract Number:           [9920-SAMPLE]   Contract Date:     [November 1, 2006]
Initial Purchase Payment:  [$25,000]       Retirement Date:   [November 1, 2046]
Annuitant:                 [John Doe]      Contract Type:     [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

Allocation                                                           Payment
                                                                    Allocation
                                                                    Percentage
RiverSource Life One-Year Fixed Account                               [___%
[6-month DCA Fixed Account                                             ___%
12-month DCA Fixed Account                                             ___%
1 Year Guarantee Period Account                                        ___%
2 Year Guarantee Period Account                                        ___%
3 Year Guarantee Period Account                                        ___%
4 Year Guarantee Period Account                                        ___%
5 Year Guarantee Period Account                                        ___%
6 Year Guarantee Period Account                                        ___%
7 Year Guarantee Period Account                                        ___%
8 Year Guarantee Period Account                                        ___%
9 Year Guarantee Period Account                                        ___%
10 Year Guarantee Period Account                                       ___%
AIM V.I. Basic Value Fund - Series II Shares                           ___%
AIM V.I. Capital Development Fund - Series II Shares                   ___%
AIM V.I. Mid Cap Core Equity Fund - Series II Shares                   ___%
AllianceBernstein VP Growth and Income Portfolio (Class B)             ___%
AllianceBernstein VP International Value Portfolio (Class B)           ___%
AllianceBernstein VP Total Return Portfolio (Class B)                  ___%
American Century(R) VP Inflation Protection, Class II                  ___%
American Century(R) VP International, Class II                         ___%
American Century(R) VP Ultra, Class II                                 ___%
American Century(R) VP Value, Class II                                 ___%
Colonial Small Cap Value Fund, Variable Series, Class B                ___%
Columbia High Yield Fund, Variable Series, Class B                     ___%
Dreyfus IP Midcap Stock Portfolio, Service Share Class                 ___%
Dreyfus IP Technology Growth Portfolio, Service Share Class            ___%
Dreyfus VIF Appreciation Portfolio, Service Share Class                ___%
Dreyfus VIF International Value Portfolio, Service Share Class         ___%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                   ___%
Fidelity VIP Growth Portfolio Service Class 2                          ___%
Fidelity VIP Investment Grade Bond Portfolio Service Class 2           ___%
Fidelity VIP Mid Cap Portfolio Service Class 2                         ___%
Fidelity VIP Overseas Portfolio Service Class 2                        ___%
FTVIPT Franklin Income Securities Fund - Class 2                       ___%
FTVIPT Franklin Rising Dividends Securities Fund - Class 2             ___%
FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2         ___%
FTVIPT Mutual Shares Securities Fund - Class 2                         ___%
FTVIPT Templeton Growth Securities Fund - Class 2                      ___%
FTVIPT Templeton Global Income Securities Fund - Class 2               ___%
Goldman Sachs VIT Mid Cap Value Fund ]                                 ___%]

273954DPINN                                                        Page 2[.0 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[MFS(R) Investors Growth Stock Series - Service Class                   [___%
MFS(R) New Discovery Series - Service Class                              ___%
MFS(R) Total Return Series - Service Class                               ___%
MFS(R) Utilities Series - Service Class                                  ___%
Oppenheimer Capital Appreciation Fund/VA, Service Shares                 ___%
Oppenheimer Global Securities Fund/VA, Service Shares                    ___%
Oppenheimer Main Street Small Cap Fund/VA, Service Shares                ___%
Oppenheimer Strategic Bond Fund/VA, Service Shares                       ___%
Putnam VT Health Sciences Fund - Class IB Shares                         ___%
Putnam VT International Equity Fund - Class IB Shares                    ___%
Putnam VT Small Cap Value Fund - Class IB Shares                         ___%
Putnam VT Vista Fund - Class IB Shares                                   ___%
RiverSource(SM) VP - Cash Management Fund                                ___%
RiverSource(SM) VP - Diversified Bond Fund                               ___%
RiverSource(SM) VP - Diversified Equity Income Fund                      ___%
RiverSource(SM) VP - Emerging Markets Fund                               ___%
RiverSource(SM) VP - Global Inflation Protected Securities Fund          ___%
RiverSource(SM) VP - Growth Fund                                         ___%
RiverSource(SM) VP - High Yield Bond Fund                                ___%
RiverSource(SM) VP - International Opportunity Fund                      ___%
RiverSource(SM) VP - Income Opportunities Fund                           ___%
RiverSource(SM) VP - Large Cap Equity Fund                               ___%
RiverSource(SM) VP - Large Cap Value Fund                                ___%
RiverSource(SM) VP - Mid Cap Growth Fund                                 ___%
RiverSource(SM) VP - S&P 500 Index Fund                                  ___%
RiverSource(SM) VP - Select Value Fund                                   ___%
RiverSource(SM) VP - Short Duration US Government Fund                   ___%
RiverSource(SM) VP -Small Cap Value Fund                                 ___%
Van Kampen LIT Comstock Portfolio Class II Shares                        ___%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares                ___%
Wanger International Small Cap                                           ___%
Wanger US Smaller Companies]                                             ___%]

[Portfolio Navigator Asset Allocation Program model: [model name] ]

[Death Benefit: Return of Purchase Payment]
[Death Benefit: Maximum Anniversary Value]
[Death Benefit: 5% Accumulation]
[Death Benefit: Enhanced]

[Guaranteed Minimum Accumulation Benefit Rider   Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period:  [10] Years          Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

273954DPINN                                                        Page 2[.1 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider   Initial Annual Rider Charge [0.60%]
                                                        Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                     [$5,000,000 ]
Maximum ALP                                             [$300,000 ]
GBP Percentage                                          [7%]
ALP Percentage                                          [6%]
Annual Lifetime Payment Attained Age                    Age [65]
Waiting Period                                          [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)                Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                          Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value Benefit Base      Maximum Annual Rider Charge of [2.00%]
and 5% Accumulation Benefit Base)

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.] ]]

[Benefit Protector Death Benefit Rider                  Annual Charge of [0.25%]
      Rider Benefit Percentage                                    [40%]
         Maximum Earnings at Death Percentage                     [250%]]

273954DPINN                                                        Page 2[.2 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[Benefit Protector Plus Death Benefit Rider             Annual Charge of [0.40%]
      Rider Benefit Percentage                                   [40%]
      Maximum Earnings at Death Percentage                       [250%]
      Purchase Payment Percentage Schedule
         Death Occurring in Contract Years                      Percentage
            1 - 2                                                 [0%]
            3 - 4                                                 [10%]
            5 and later                                           [20%]]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven/five] years before withdrawal.

      Years From Purchase Payment Receipt   Withdrawal Charge
      -----------------------------------   -----------------
                     [1                     8.0% of purchase payment withdrawn
                     2                      8.0% of purchase payment withdrawn
                     3                      7.0% of purchase payment withdrawn
                     4                      7.0% of purchase payment withdrawn
                     5                      6.0% of purchase payment withdrawn
                     6                      5.0% of purchase payment withdrawn
                     7                      3.0% of purchase payment withdrawn
                     8+                     0.0% of purchase payment withdrawn]
                                OR
                     [1                     8.0% of purchase payment withdrawn
                     2                      7.0% of purchase payment withdrawn
                     3                      6.0% of purchase payment withdrawn
                     4                      4.0% of purchase payment withdrawn
                     5                      2.0% of purchase payment withdrawn
                     6+                     0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [0.90% - 1.75% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total RiverSource Life Variable Annuity Purchase Payment Per Annuitant Life: [$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the RiverSource Life Fixed Account is [X]%.

273954DPINN                                                        Page 2[.3 ]

Contract Number:  [9920-SAMPLE]  Contract Date: [November 1, 2006]

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1. Payments to the One-Year Fixed Account:
            Limited to [30%] of each payment.

      2. Transfers to the One-Year Fixed Account:
            Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:
            Limited to the greater of:

                  a. [$10,000]; or

                  b. [30%] of the One-Year Fixed Account Contract Value at the
                     beginning of the contract year.

MARKET VALUE ADJUSTMENT
-----------------------
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. Refer to the Market Value Adjustment Provision.

273954DPINN                                                        Page 2[.4 ]